Exhibits 5.1 & 23.2

JONES & KELLER, P.C.
1625 Broadway, Suite 1600
Denver, Colorado 80202

Telephone (303) 573-1600
Telecopier (303) 573-8133

August 12, 2009

Natural Gas Services Group, Inc.
508 West Wall Street, Suite 550
Midland, Texas 79701

Ladies and Gentlemen:

We are acting as counsel to Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”).  The Registration Statement registers an indeterminate amount of (i) debt securities (“Debt Securities”), (ii) common stock, par value $0.01 per share (“Common Shares”), (iii) preferred stock, par value $0.01 per share (“Preferred Shares”), (iv) depository shares (“Depository Shares”), (vi) rights to purchase common stock (“Rights”), (vii) units comprised of any two or more of these classes or series of securities (“Units”) and (viii) warrants to purchase any of the other securities (“Warrants”).

The Debt Securities, Common Shares, Preferred Shares, Depository Shares, Rights, Units and Warrants are hereinafter collectively referred to as the “Securities” of the Company.  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any supplements thereto.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of our opinions set forth below.  In rendering the opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons, and with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein.  In rendering the opinion set forth below, we do not express any opinion concerning the laws other than the Federal laws of the United States and the laws of the State of Colorado and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities laws of any jurisdiction (except Federal securities laws).  Our opinion is expressed as of the date hereof and is based on laws currently in effect.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have become effective under the Act, (ii) a prospectus supplement and any required pricing supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vi) with respect to shares of common stock or preferred stock offered, there will be sufficient shares of unissued common stock or preferred stock authorized under the Company’s organization documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an indenture, deposit agreement, warrant agreement, rights agreement, unit agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of the foregoing and the other matters set forth herein, we advise you that, in our opinion:

1.           When the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly authorized, executed and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company.

2.           When the terms of the issuance and sale of the Common Shares have been duly authorized by the Company and the Common Shares have been duly issued and sold against payment of the purchase price therefore, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Shares will be validly issued, fully-paid and non-assessable.

3.           When the terms of the issuance and sale of the Preferred Shares, and any series thereof, have been duly authorized by the Company and when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Colorado, and such Preferred Shares have been duly issued and sold against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Preferred Shares will be validly issued, fully-paid and non-assessable.

4.           When the terms of the deposit agreement under which the Depository Shares are to be issued have been duly established, when the deposit agreement has been duly authorized, executed and delivered, when the terms of such Depository Shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement, when the shares of preferred stock underlying the Depository Shares have been duly authorized for issuance and deposited with the depository in accordance with the applicable deposit agreement, and when depository receipts for such Depository Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable deposit agreement or upon the exercise of warrants to purchase Depository Shares, such Depository Shares will constitute valid and binding obligations of the Company.

5.           When the terms of the Rights and of their issuance and sale have been authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered and such Rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Rights will constitute valid and binding obligations of the Company.

6.           When the terms of the Units and of their issuance and sale have been duly authorized by the Company, the applicable Units have been duly authorized, executed and delivered by the parties thereto and such Units have been duly executed and delivered and issued and sold against payment of the purchase price therefore and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Units will constitute valid and binding obligations of the Company.

7.           When the terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefore and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/:JONES & KELLER, P.C.
JONES & KELLER, P.C.